Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R and Class Y shares Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class R and Class Y shares Statement of Additional Information and to the incorporation by reference of our report, dated January 12, 2007, on the financial statements and financial highlights of Pioneer Oak Ridge Large Cap Growth Fund included in the Annual Report to the Shareowners for the year ended November 30, 2006 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 8 to the Registration Statement (Form N-1A, No. 333-108472) of Pioneer Oak Ridge Large Cap Growth Fund.


                                                      /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 23, 2007
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Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B and Class C shares Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B Class C shares Statement of Additional Information and to the incorporation by reference of our report, dated January 12, 2007, on the financial statements and financial highlights of Pioneer Oak Ridge Small Cap Growth Fund included in the Annual Report to the Shareowners for the year ended November 30, 2006 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 8 to the Registration Statement (Form N-1A, No. 333-108472) of Pioneer Oak Ridge Small Cap Growth Fund.


                                                          /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 23, 2007